EXHIBIT 32.2

Certification of

Treasurer (Principal Financial and Accounting Officer)

of TGC Industries, Inc. Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the annual report on Form 10-KSB (the “Form 10-KSB”) for the fiscal year ended December 31, 2005, of TGC Industries, Inc. (the “Company”). I, Kenneth W. Uselton, Secretary/Treasurer (Principal Financial and Accounting Officer) of the Company, certify that, to the best of my knowledge:

(1)                                  The Form 10-KSB fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2006	By:	/s/ Kenneth Uselton
Kenneth Uselton, Secretary and
Treasurer (Principal Financial and
Accounting Officer)